Exhibit 99.1

Progress Energy sells natural gas businesses for $1.2 billion

RALEIGH, N.C. (July 24, 2006) - Progress Energy [NYSE: PGN] announced today that it has entered into an agreement to sell Winchester Energy and its associated natural gas businesses to a wholly owned subsidiary of Texas-based EXCO Resources, Inc. [NYSE: XCO] for $1.2 billion in cash. There is essentially no debt at Winchester Energy; therefore, proceeds from the sale will be available to reduce holding company debt and for other corporate purposes. The transaction is expected to close in fall 2006 and is subject to customary closing provisions and adjustments.

“We view this strategic action as very positive for Progress Energy,” said Bob McGehee, chairman and CEO, Progress Energy. “The Winchester Energy and Progress Ventures team have successfully grown this business in recent years. Over the past year, we have explored several alternatives to extract value from this business and have decided that a full exit at this opportune time is the right choice.”

“When combined with our previously announced sale of nonregulated assets, this will strengthen our balance sheet and significantly reduce the overall risk profile of the company,” said McGehee.

So far in 2006, the company has announced divestitures totaling over $1.7 billion, all of which are expected to close before the end of this year. These divestitures are part of the company’s previously announced commitment to lower holding company debt by $1.3 billion by the end of 2007.

Earnings discussion

As a result of this transaction, Progress Energy expects to record a one-time after-tax gain of approximately $400 million, or $1.60 per share, in the third quarter of 2006. After-tax cash proceeds are expected to be approximately $850 million.

Accounting standards require the reclassification of earnings from this natural gas business from continuing to discontinued operations in the third quarter. This will negatively impact expected core ongoing earnings for 2006. The company expects that a portion of this impact will be offset by interest savings due to the use of the proceeds for debt reduction purposes.

“While we are very pleased with the results of this transaction, we recognize that on a stand-alone basis it has a negative impact on core ongoing earnings of approximately $90 million, or $0.36 per share, for the full year 2006,” said McGehee. “However, it represents one more step in the overall plan for the company, and we are currently pursuing other strategic alternatives that would potentially offset a significant portion of this core ongoing earnings negativity. We anticipate that our 2006 core ongoing earnings will remain in the previously announced range of $2.45 to $2.65 per share, assuming sufficient progress on additional strategic alternatives this year.”

“When looking forward to 2007, the company anticipates that core ongoing earnings will benefit significantly from a full year of interest savings as well as from the recurring effects of previously announced sales and expected additional strategic alternatives,” said McGehee.

Progress Energy will hold a conference call today at 1 p.m. ET to discuss the details of this transaction. Investors, media and the public may listen to the conference call by dialing (913) 981-4910, and using confirmation code 9033419. If you encounter problems, please contact Sara Kyle at 919-546-4571. A playback of the call will be available from 3 p.m. today through midnight on August 7, 2006. To listen to the recorded call, dial (719) 457-0820 and enter confirmation code 9033419.

A webcast of the live conference call will be available at www.progress-energy.com. The webcast will be available in Windows Media format and will be archived on the site for at least 30 days following the call for those unable to listen in real time.

Description of assets sold

As part of this transaction, Progress Energy will divest of its holdings in Winchester Production Company, Westchester Gas Company, Texas Gas Gathering and Talco Midstream Assets. Specific assets include over 325 Bcfe of proved natural gas reserves, over 350 miles of pipelines, over 500 producing wells and other related assets, all of which are located in east Texas and Louisiana.

Progress Energy, headquartered in Raleigh, N.C., is a Fortune 250 diversified energy company with more than 24,000 megawatts of generation capacity and $10 billion in annual revenues. The company's holdings include two electric utilities serving approximately 3 million customers in North Carolina, South Carolina and Florida. Progress Energy also includes nonregulated operations covering energy marketing and natural gas exploration. Progress Energy is the 2006 recipient of the Edison Electric Institute's Edison Award, the industry's highest honor, in recognition of its operational excellence. In 2005, the company also received the prestigious J.D. Power and Associates Founder's Award for dedication, commitment and sustained improvement in customer service. For more information about Progress Energy, visit the company's Web site at www.progress-energy.com.

Caution Regarding Forward-Looking Information:

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve estimates, projections, goals, forecasts, assumptions, risk and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement is based on information current as of the date of this report and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made. Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex laws and regulations, including those relating to the environment and the recently enacted Energy Policy Act of 2005; the financial resources needed to comply with environmental laws; deregulation or restructuring in the electric industry that may result in increased competition and unrecovered or stranded costs; the uncertainty regarding the timing, creation and structure of transmission organizations; weather conditions that directly influence the demand for electricity; the ability to recover through the regulatory process costs associated with future significant weather events; recurring seasonal fluctuations in demand for electricity; fluctuations in the price of energy commodities and purchased power; economic fluctuations and the corresponding impact on our commercial and industrial customers; the ability of our subsidiaries to pay upstream dividends or distributions; the impact on our facilities and businesses from a terrorist attack; the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks; the anticipated future need for additional baseload generation in our regulated service territories and the accompanying regulatory and financial risks; the ability to successfully access capital markets on favorable terms; our ability to maintain our current credit ratings and the impact on our financial condition and ability to meet our cash and other financial obligations in the event our credit ratings are downgraded below investment grade; the impact that increases in leverage may have on us and our subsidiaries; the impact of derivative contracts used in the normal course of business; the investment performance of our pension and benefit plans; our ability to control costs, including pension and benefit expense, and achieve our cost management targets for 2007; our ability to manage the risks involved with the operation of nonregulated plants, including dependence on third parties and related counter-party risks; the ability to manage the risks associated with our energy marketing operations; the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and unanticipated changes in operating expenses and capital expenditures. Many of these risks similarly impact our nonreporting subsidiaries.

These and other risk factors are detailed from time to time in our filings with the United States Securities and Exchange Commission (SEC). All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the effect of each such factor on us.

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Contacts:

Investor Relations, 919-546-7474
Corporate Communications, Keith Poston, 919-546-6189, or toll-free 877-641-NEWS (6397)